UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Ameresco, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐    Fee paid previously with preliminary materials
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2025
To Our Stockholders:
The 2025 annual meeting of stockholders of Ameresco, Inc., a Delaware corporation, will be held on June 4, 2025, at 10:00 a.m., Eastern Time, for the following purposes:
1.To elect the two (2) nominees identified in the accompanying proxy statement as members of our board of directors to serve as class III directors for a term of three years.
2.To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.To approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and

4.To transact other business, if any, that may properly come before the annual meeting and any adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our Class A common stock or Class B common stock at the close of business on April 10, 2025, can vote at the Annual Meeting or any adjournments or postponements that take place.
Our board of directors, or board, recommends that you vote FOR the election of the director nominees named in Proposal 1, FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm as described in Proposal 2, and FOR the approval of an amendment to Ameresco Inc.’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation as described in Proposal 3.

This year’s annual meeting will be a completely virtual meeting of stockholders, conducted via an online platform. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AMRC2025, where you will be able to listen to the meeting live, submit questions and vote online.
We are pleased to utilize the Securities and Exchange Commission, or SEC, rules that allow issuers to furnish proxy materials to their stockholders on the Internet. On or about April 24, 2025, we will mail to our stockholders of record as of April 10, 2025 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice Regarding the Availability of Proxy Materials, or Notice, with instructions for accessing the proxy materials and voting over the Internet, by telephone or mobile device or by mail. The Notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials and our 2024 Annual Report will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

Your vote is very important. Whether or not you plan to attend the virtual annual meeting, we encourage you to read our proxy materials and submit your proxy or voting instructions as soon as possible over the Internet, by telephone or mobile device or by mail.

By Order of the Board of Directors,

David J. Corrsin
Secretary
April , 2025

GENERAL INFORMATION ABOUT THE MEETING AND VOTING	1
Information about the proxy process and voting	1
PROPOSAL 1—ELECTION OF DIRECTORS	4
PROPOSAL 2—RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	5
Audit and Other Fees	5
Policy on Pre-Approval of Audit and Non-Audit Services	5
Audit Committee Report	6
PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	7
Background	7
Overview of the Proposed Amendment	7
Rationale for the Proposed Amendment	7
Text of Proposed Amendment	8
Effectiveness of the Proposed Amendment	8
STOCK OWNERSHIP AND RELATED INFORMATION	9
Stock Ownership	9
Equity Compensation Plan Information	11
Delinquent Section 16(a) Reports	11
CORPORATE GOVERNANCE	12
Board of Directors	12
Governance Policies and Practices	20
Compensation Committee Interlocks and Insider Participation	22
EXECUTIVE COMPENSATION AND RELATED INFORMATION	23
Our Executive Officers and Our Named Executive Officers	23
Compensation Discussion and Analysis	24
Compensation Committee Report	32
Executive Compensation Tables	33
Pay Ratio	36
PAY VERSUS PERFORMANCE	37
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	42
Related Person Transactions	42
Policies and Procedures for Related Person Transactions	42
ADDITIONAL INFORMATION	42
APPENDIX 1	44

AMERESCO, INC.
111 Speen Street, Suite 410,
Framingham, Massachusetts 01701
PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2025

GENERAL INFORMATION ABOUT THE MEETING AND VOTING
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Ameresco, Inc. for use at the 2025 annual meeting of stockholders, or the Annual Meeting, to be held on June 4, 2025, at 10:00 a.m., local time, and at any adjournments of the Annual Meeting. We will hold our annual meeting of stockholders in virtual meeting, via live audio webcast. You may virtually attend the meeting and vote your shares by visiting  www.virtualshareholdermeeting.com/AMRC2025.
In this proxy statement, unless expressly stated or the context otherwise requires, the use of “Ameresco,” “our company,” “our,” “we,” or “us” refers to Ameresco, Inc.
We are mailing the Notice Regarding the Availability of Proxy Materials, or the Notice, to our stockholders of record as of April 10, 2025, or the Record Date, on or about April 24, 2025. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2024 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our Class A common stock and Class B common stock as of the Record Date. The proxy statement and our annual report to stockholders are available for viewing, printing and downloading online at the “Investor Relations - Annual Meeting” section of our website at www.ameresco.com.
Information about the proxy process and voting
Record Date, Voting Rights and Outstanding Shares
Our board of directors has fixed April 10, 2025 as the record date for determining the holders of our capital stock who are entitled to vote at the annual meeting.
We have two classes of capital stock issued and outstanding: Class A common stock, $.0001 par value per share, and Class B common stock, $.0001 par value per share. We refer to our Class A common stock and our Class B common stock collectively as our common stock.
With respect to all of the matters submitted for vote at the Annual Meeting, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to five votes.
Our Class A common stock and Class B common stock will vote as a single class on each of the matters submitted at the Annual Meeting. On April 10, 2025, there were outstanding and entitled to vote 34,603,581 shares of Class A common stock and 18,000,000 shares of Class B common stock.
Quorum
In order for business to be conducted at the Annual Meeting, a quorum must be present at the meeting. A quorum for purposes of the Annual Meeting will exist if the holders of a majority of the voting power represented by the common stock issued and outstanding on April 10, 2025 attend the virtual meeting or are represented by proxy at the Annual Meeting. Shares represented by valid proxies, regardless of whether the proxy is noted as casting a vote or abstaining, and broker non-votes (described below) will be treated as present at the Annual Meeting for purposes of determining a quorum. Shares voted by a broker on any item other than a procedural motion will be considered present for purposes of determining a quorum, even if such shares are not voted on every item.
Required Votes
Election of directors (Proposal 1): The two director nominees identified in this proxy statement receiving a plurality, or the highest number, of votes cast, regardless of whether that number represents a majority of the votes cast, will be elected. Only votes “For” will affect the outcome of this proposal.
Ratification of the appointment of RSM US LLP (Proposal 2): The affirmative vote of a majority of the votes cast is needed to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Approval of an amendment to our Restated Certificate of Incorporation (Proposal 3): The affirmative vote of the holders of shares of capital stock representing a majority of our outstanding shares of capital stock entitled to vote thereon is required to approve the amendment to the Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote cast “AGAINST” the proposal. If you do not instruct your broker, bank or other nominee how to vote on this proposal, we anticipate that brokers will not have discretionary authority to vote your shares with respect to this proposal.

Voting; Voting by Proxy
Stockholders of Record. If on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods below to ensure your vote is counted. To vote by any of these methods, read this Proxy Statement, have your Notice, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week, but you must vote by 11:59 pm. on June 3, 2025.

By internet	By phone	By mail	By scanning
Before the Annual Meeting - go to www.proxyvote.com. During the Annual Meeting - go to www.virtualshareholdermeeting.com/AMRC2025	From the United States, U.S. territories and Canada: call 1-800-579-1639	If you received a paper copy of the proxy materials by mail, mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope	Scan the QR code using your mobile device to vote via the ProxyVote app
Beneficial Owner (Shares Registered in the Name of a Broker, Bank or Other Agent). If, on the Record Date, your shares were held in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice or these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting via the Internet. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent. Please follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed “non-discretionary.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be “discretionary,” but not with respect to “non-discretionary” matters. In the event that a broker, bank or other agent or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker, bank or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “discretionary” or “non-discretionary?”
The ratification of the appointment of RSM LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2) is considered discretionary under applicable rules. A broker, bank or other agent may generally vote on discretionary matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) and the amendment to the Restated Certificate of Incorporation (Proposal 3) are considered non-discretionary under applicable rules. A broker, bank or other agent cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal 1 or Proposal 3.

Discretionary Voting by Proxies on Other Matters
We do not know of any other proposals that may be presented at the Annual Meeting. If another matter is properly presented for consideration at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three (3) ways:
•You may submit another properly completed proxy with a later date over the Internet, by telephone or mobile device or by mail.
•You may send a written notice that you are revoking your proxy to us at our principal executive offices, 111 Speen Street, Suite 410, Framingham, Massachusetts 01701, Attention: Secretary.
•You may attend the Annual Meeting via the Internet and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

Voting Results
We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must vote pursuant to the instructions on each Notice.

Expenses of Solicitation
We will bear the costs of soliciting proxies. We will, upon request, reimburse brokers, custodians and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration.

PROPOSAL 1—ELECTION OF DIRECTORS
Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have three (3) class I directors, whose terms expire at our 2026 annual meeting of stockholders; three (3) class II directors, whose terms expire at our 2027 annual meeting of stockholders; and two (2) class III directors, whose terms expire at this annual meeting of stockholders. Our board of directors currently consists of eight members.
At this Annual Meeting, our stockholders will have an opportunity to vote for two (2) nominees for class III directors:
•Jennifer Miller and
•Nickolas Stavropoulos
each of whom are currently directors of Ameresco. You can find more information about each of the nominees in “Corporate Governance—Our Board of Directors” below.

If no contrary indication is made, proxies in the accompanying form will be voted “FOR” these two nominees as class III directors. If elected, each of the nominees for class III director will hold office until the 2028 annual meeting of stockholders and until their successor is elected and qualified or until their earlier death, resignation or removal. Each of the nominees has indicated their willingness to serve if elected. However, if any nominee should be unable to serve, then either the persons named in the proxy card may vote the proxy for a substitute nominee if one is nominated by our board of directors, or we may maintain a vacancy on our board of directors until such time as our board of directors can find a suitable candidate to serve on the board, or our board of directors may reduce the number of directors.

Our board of directors unanimously recommends a vote FOR each of the two nominees for class III directors.
* * *

PROPOSAL 2—RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although stockholder approval of our audit committee’s selection of RSM US LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our audit committee will reconsider the selection. We expect that a representative of RSM US LLP will attend the virtual Annual Meeting and will be offered the opportunity to make a statement if they wish.
Audit and Other Fees
The following table shows fees billed for professional services rendered to us by RSM US LLP and affiliates for our fiscal years 2024 and 2023:

	2024	2023
Audit Fees	$2,388,481	$2,356,942
Audit-Related Fees	31,500	—
Tax Fees	237,032	363,356
Total	$2,657,013	$2,720,298

Audit Fees includes the aggregate fees billed or accrued for each of the last two fiscal years for professional services rendered by the independent auditors for the audit of our annual financial statements and review of financial statements included or incorporated by reference in our Registration Statements on Form S-8 and annual and quarterly reports filed with the SEC or services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements for those fiscal years, such as the preparation of the financial statements for certain of our foreign subsidiaries and joint ventures as well as services rendered for certain specific energy project.

Audit-Related Fees includes the aggregate fees billed in each of the last two fiscal years for services by the independent auditors that are reasonably related to the performance of the audits of the financial statements and are not reported above under Audit Fees.

Tax Fees includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax advice and tax planning.
Policy on Pre-Approval of Audit and Non-Audit Services
Before an accountant is engaged by us to render audit or non-audit services, the engagement is approved by our audit committee. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next twelve (12) months. Any such pre-approval would be detailed as to the particular service or type of services to be provided and also generally would be subject to a maximum dollar amount.
Our audit committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our audit committee pursuant to this delegated authority is reported at the next meeting of our audit committee. The chairman of our audit committee has been delegated this authority.

Our board of directors unanimously recommends a vote FOR this proposal.
* * *

Audit Committee Report
The audit committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2024. The audit committee has also reviewed and discussed with RSM US LLP, our independent registered public accounting firm, our audited consolidated financial statements and the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The audit committee has also received from RSM US LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with RSM US LLP the matters disclosed in the letter and its independence with respect to Ameresco, including a review of audit and non-audit fees and services, and concluded that RSM US LLP is independent.
Based on its discussions with management and RSM US LLP, and its review of the representations and information referred to above provided by management and RSM US LLP, the audit committee recommended to the board of directors that Ameresco’s audited consolidated financial statements be included in Ameresco’s annual report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
By the Audit Committee
of the Board of Directors of Ameresco, Inc.
Frank V. Wisneski, Chairman
Charles R. Patton
Nickolas Stavropoulos
Joseph W. Sutton

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

Background
We are asking stockholders to approve a proposed amendment to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to update our existing director exculpation provision to include certain of our senior corporate officers. Article Seventh of our Certificate of Incorporation currently provides for exculpation of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). That provision of the DGCL was amended in August 2022 to permit eliminating or limiting monetary liability for certain senior corporate officers in limited circumstances.
Our board balanced these considerations with our corporate governance guidelines and practices and unanimously determined that it is advisable and in the best interests of our company and our stockholders to amend our Certificate of Incorporation to update the exculpation provision and recommends that stockholders approve this proposal.

Overview of the Proposed Amendment
Consistent with Delaware law, the proposed amendment to our Certificate of Incorporation relating to officers is more limited in scope than the existing director exculpation provision and only permits exculpation of officers for certain direct claims.
Further, the proposed amendment does not permit officers to be exculpated for liability arising out of:
•claims brought by our company itself
•claims brought by stockholders in the name of our company (derivative claims)
•breaches of the duty of loyalty to our company or our stockholders
•acts or omissions not in good faith
•acts or omissions that involve intentional misconduct
•acts or omissions that involve a knowing violation of law
•any transaction in which the officer derived an improper personal benefit
In accordance with Delaware law, the officers who will be covered by the expanded exculpation provision include our president and chief executive officer; chief financial officer and chief accounting officer; general counsel of the corporation; any officer who is or was identified in our public filings with the Securities and Exchange Commission as one of the most highly compensated executive officers; and, any officers who consent to being identified as an officer for purposes of service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful.

Rationale for the Proposed Amendment
The State of Delaware, which is our state of incorporation, now authorizes Delaware corporations to limit the liability of certain of their officers in the limited circumstances described above. As a result of this development, we propose expanding our existing director exculpation provision to cover officers to the extent permitted by Delaware law.
Our board’s rationale for recommending this amendment is to balance stockholders’ interest in accountability with their interest in our company being able to attract and retain the highest quality officers and avoiding litigation abuse resulting from the current disparity that exists in the treatment of directors, who oversee and are ultimately accountable for corporate actions, and the officers who execute those actions on behalf of our board.
Our board considered that the role of directors and officers requires them to make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of the absence of any underlying merit. This amendment will better align the protections available to our officers with those currently available to our directors and avoid the practice among some plaintiff’s lawyers of adding officers to direct claims relating to the duty of care in M&A-related and other litigation so that claims against the officers continue even when identical claims against directors are dismissed. Our board believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
In addition, we expect other companies with which we compete for employees to adopt exculpation clauses that limit the personal liability of officers as now permitted by the DGCL. Our board believes that failing to adopt the proposed amendment may impact recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of our company as compared to serving as an officer at another company that does exculpate officers.
Further, our board noted that the proposed provision would not eliminate stockholders’ right to pursue derivative claims relating to alleged breaches of the duty of care or limit the ability of our company itself to bring claims against officers. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, our board believes the proposed amendment would enhance the ability to attract and retain talented officers, potentially reduce litigation costs associated with frivolous lawsuits, and more generally align the protections available to our officers with those currently available to our directors.
Our board has also been advised by its insurance agent that the cost of maintaining our current D&O insurance is expected to be higher if we do not implement this amendment.
Based on the above, our board determined that it is in the best interests of our company and our stockholders to amend the Certificate of Incorporation as described in this proposal.
Text of Proposed Amendment
Accordingly, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to replace the existing Article Seventh with the following (which is marked to show changes from the current director exculpation provision):
ARTICLE SEVENTH
To the fullest ~~Except to the~~ extent permitted by ~~that~~ the General Corporation Law of the State of Delaware ~~prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty~~, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer~~, notwithstanding any provision of law imposing such liability~~. No amendment, repeal or elimination of this provision shall apply to or have any effect on ~~the liability or alleged liability of any director of the Corporation for or~~ its application with respect to any act or omission of ~~such~~ a director or officer occurring prior to ~~before~~ such amendment, ~~or~~ repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

Effectiveness of the Proposed Amendment
If the stockholders approve this proposal at the Annual Meeting, we will file a Certificate of Amendment to our Certificate of Incorporation substantially in the form attached hereto as Appendix 1. Our officers would receive the protections from liability afforded by the proposed amendment effective upon the filing of such Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the proposed amendment. In accordance with Delaware law, however, our board may elect to abandon such amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware notwithstanding stockholder approval of the amendment. If our stockholders do not approve the proposed amendment, Article Seventh of the Certificate of Incorporation will remain unchanged, our officers will not be entitled to exculpation as permitted under the DGCL, and the Certificate of Amendment setting forth the proposed amendment will not be filed with the Secretary of State of the State of Delaware.

Our board of directors unanimously recommends a vote FOR this proposal.
* * *

STOCK OWNERSHIP AND RELATED INFORMATION
Stock Ownership
The following table sets forth certain information regarding the beneficial ownership of our Class A and Class B common stock as of the close of trading on March 31, 2025 (except as noted below) by: each of our directors and nominees; each of our named executive officers; all of our directors and executive officers as a group; and each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our Class A or Class B common stock.
Percentage ownership calculations for beneficial ownership in the table below are based on 34,603,581 shares of Class A common stock and 18,000,000 shares of our Class B common stock outstanding as of March 31, 2025.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting power or investment power with respect to our shares. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options, restricted stock units, warrants or other rights held by such person that are currently exercisable, will become exercisable or will vest and settle within 60 days of March 31, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Except as otherwise indicated in the footnotes to the table below, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information presented in the table below is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership representing less than one percent is denoted with an asterisk (*).
Percentage total voting power represents voting power of beneficially owned shares with respect to all shares of our Class A and Class B common stock, together as a single class. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to five votes per share of Class B common stock. Voting power of less than one percent is denoted with an asterisk (*).

		Class A Common Stock		Class B Common Stock		% Total Voting Power
	Name and Address (**)	Shares	%	Shares	%
	Named Executive Officers
	George P. Sakellaris(1)	2,901,097	8.2%	18,000,000	100.0%	74.2%
	Mark A. Chiplock (2)	64,709	*	—	—	*
	Michael T. Bakas(3)	158,634	*	—	—	*
	Nicole A. Bulgarino(4)	257,282	*	—	—	*
	Louis P. Maltezos (5)	56,666	*	—	—	*

	Other Directors
	David J. Corrsin(6)	79,788	*	—	—	*
	Claire Hughes Johnson(7)	29,225	*	—	—	*
	Jennifer L. Miller(8)	131,225	*	—	—	*
	Charles R. Patton	3,503	*	—	—	*
	Nickolas Stavropoulos(9)	75,225	*	—	—	*
	Joseph W. Sutton(10)	292,578	*	—	—	*
	Frank V. Wisneski(11)	102,238	*	—	—	*
	Directors and executive officers as a group (12 persons)(12)	5,639,698	15.6%	18,000,000	100.0%	75.8%
	Other Five Percent Stockholders
	Macquarie Group Limited(13)	1,845,622	5.4%	—	—	1.5%
	Neil Gagnon(14)	1,738,193	5.0%	0	0	1.4%
**	Unless specified otherwise, the address of each of our directors, nominees for director and named executive officers is c/o Ameresco, Inc., 111 Speen Street, Suite 410, Framingham Massachusetts 01701
(1)	(i) Includes 620,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 31, 2025, (ii) 200,000 shares of Class A Common Stock held by Mr. Sakellaris's spouse, (iii) 1,100,000 shares of Class A common stock held by the George P. Sakellaris 2012 Delaware Dynasty Trust (the “2012 Trust”) and (iv) 5,338,391 shares of Class A Common Stock issuable upon conversion of shares of Class B common stock held by the CGS 2010 Irrevocable Trust (the "2010 Trust" and together with the 2012 Trust, the "Trusts"). Mr. Sakellaris may be deemed the beneficial holder of the shares held by the Trusts and his spouse and to share voting and dispositive power. Mr. Sakellaris disclaims beneficial ownership of the shares held by the Trusts and his spouse and this schedule shall not be deemed an admission that Mr. Sakellaris is the beneficial owner of the shares held by the Trusts or his spouse for purposes of Section 13 or for any other purpose.
(2)	Includes 64,001 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(3)	Includes 146,750 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(4)	Includes 199,736 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(5)	Includes 26,015 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(6)	Includes 77,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025, 317 shares of Class A Common Stock held by Mr. Corrsin's spouse and 2,000 options held by Mr. Corrsin's spouse that are exercisable within 60 days of March 31, 2025. Mr. Corrsin may be deemed the beneficial holder of the shares held by his spouse and to share voting and dispositive power. Mr. Corrsin disclaims beneficial ownership of the shares held by his spouse and this schedule shall not be deemed an admission that Mr. Corrsin is the beneficial owner of the shares held by his spouse for purposes of Section 13 or for any other purpose.
(7)	Includes 24,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(8)	Includes 114,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(9)	Includes 66,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(10)
Includes (i) 124,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 31, 2025 and (iii) 133,355 shares of our Class A common stock held by Sutton Ventures LP. Mr. Sutton is managing member of Sutton Ventures Group LLC, which is the general partner of Sutton Ventures LP.

(11)	Includes 88,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(12)	Includes 1,591,752 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2025.
(13)	This information is as of December 31, 2024 and is based solely on a Schedule 13G filed by Macquaire Group Limited on February 7, 2025 (Macquarie Schedule 13G). In accordance with the disclosures set forth in the Macquarie 13G, Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust reports sole voting and sole dispositive power over 1,845,622 shares of Class A Common Stock. The percent owned is based on the calculation provided by in the Macquarie Schedule 13G. Macquarie Group Limited has an address of Level 1, 1 Elizabeth Street, Sydney, New South Wales, Australia.
(14)	Mr. Gagnon is Principal, Gagnon Securities LLC, with an address of 1370 Avenue of the Americas, Suite 2400, New York, NY 10019. Based solely on information as of February 24, 2025 contained in a Schedule 13G filed with the SEC by Mr. Gagnon on March 10, 2025.

Equity Compensation Plan Information
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders (2)	4,928,580	$46.93	1,566,961
Equity compensation plans not approved by security holders	—	—	—
Total	4,928,580	$46.93	1,566,961

(1) Weighted-average exercise price does not take into account shares of common stock subject to outstanding restricted stock units as such shares of common stock will be issued at the time they vest, without any cash consideration payable for those shares of common stock.
(2) Consists of our 2010 stock incentive plan, 2020 stock incentive plan and our 2017 employee stock purchase plan.
(3) Consists of 1,380,222 shares of our class A common stock remaining available for future issuance are under our 2020 stock incentive plan and 186,739 shares of our class A common stock remaining available for future issuance under our 2017 employee stock purchase plan, including shares subject to purchase during the current purchase period. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2024, shares under our 2020 stock incentive plans may instead be issued in the form of stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. We are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2024, except for a Form 4 that was due on September 10, 2024 reflecting the vesting of RSUs and related sale under an automatic sell-to-cover instruction for Mr. Corrsin’s spouse that were included in the filing for Mr. Corrsin on September 19, 2024.

CORPORATE GOVERNANCE
Board of Directors
Our Board of Directors
In accordance with the terms of our restated certificate of incorporation and by-laws, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three-year terms. As a result, only one class of our board of directors will be elected each year. The members of the classes are as follows:
•the class I directors are Claire Hughes Johnson, Charles R. Patton and Frank V. Wisneski, and their term expires at the annual meeting to be held in 2026;
•the class II directors are David J. Corrsin, George P. Sakellaris and Joseph W. Sutton, and their term expires to be held in 2027; and
•the class III directors are Jennifer L. Miller and Nickolas Stavropoulos, and their term expires at this Annual Meeting.
Each director in a class will be eligible to be chosen as a nominee for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Below is information about each nominee for election as a class III director, as well as other members of our board of directors whose terms continue after the Annual Meeting. This information includes each director’s age as of March 31, 2025 and length of service as a director of Ameresco, their principal occupation and business experience for at least the past five years and the names of other publicly held companies or investment companies of which he or she has served as a director for at least the past five years.
We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. We have over the past couple of years refreshed our board of directors with the director appointments in July 2021 and more recently in April 2023. We continue to be committed to ensuring our board represents a variety of skills and backgrounds relevant to our business and our company’s growth.

In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us.
There are no family relationships among any of our directors, nominees for director and executive officers.
Directors Whose Terms Expire at this Annual Meeting (Class III Directors)
Jennifer L. Miller, age 69 has served as a director since 2015. From September 2015 through April 2020, Ms. Miller served as chief business sustainability officer of Sappi North America, the U.S. subsidiary of Sappi Limited, a producer of diversified cellulosic products including packaging and specialty papers, printing papers, biomaterials and biochemicals. From 2002 to August 2015, Ms. Miller held senior management positions at Sappi North America, including executive vice president and chief sustainability officer, executive vice president – strategic marketing and executive vice president – publishing. We believe that Ms. Miller is qualified to serve as a director because of her qualifications and experience, including in the energy utility industry, where she previously served as general counsel for a gas utility, and more recently her sustainability leadership role at a multi-national manufacturing company. We believe her direct experience and understanding of how commercial/industrial enterprises evaluate and plan for energy efficiency initiatives are particularly valuable to the board and management as they continue to develop strategies for the commercial/industrial market.
Nickolas Stavropoulos, age 67, has served as a director since April 2019. Mr. Stavropoulos served as the president and chief operating officer of Pacific Gas and Electric Company from March 2017 through September 2018, as president, gas from August 2015 through February 2017 and executive vice president, gas operations from June 2011 to August 2015. In January 2019, Pacific Gas and Electric Company and its parent company, PG&E Corporation, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Before joining Pacific Gas and Electric Company, Mr. Stavropoulos served as executive vice president and chief operating officer of National Grid from 2007 through 2011. Prior to that role, Mr. Stavropoulos was president of KeySpan Energy Delivery, and also held several senior leadership roles at

Colonial Gas Company and Boston Gas. Mr. Stavropoulos also serves as a director for the publicly traded company Enterprise Bancorp, and various private, and non-profit organizations, including TRC Companies, Picarro, Mosaic, Bentley University, and the Gas Technology Institute. We believe that Mr. Stavropoulos is qualified to serve as a director because of his more than 40 years of experience in the energy industry, as well as detailed knowledge of the U.S. natural gas sector. He has extensive executive management, business, and leadership experience in areas such as safety, utility operations, information technology, regulatory affairs, strategic planning, supply chain, finance, sales, business development, and marketing.
Directors Whose Terms Expire in 2026 (Class I Directors)
Claire Hughes Johnson, age 52, has served as a director since July 2021. Since October 2014, Ms. Hughes Johnson has served in various roles with the global financial technology company Stripe, Inc., first as chief operating officer until April 2021 and since then as corporate officer and advisor. Prior to joining Stripe, she spent ten years at Google, leading various business teams including the launch and operations of Gmail and Google Apps. She was also the vice president responsible for Adwords mid-market revenue globally, Google Offers and the business operations of Google’s self-driving car project. Ms. Hughes Johnson also currently serves on the board of two other public companies: a self-driving technology company, Aurora Innovation, Inc. and HubSpot, Inc. a customer relationship management platform, and on the board of various private and non-profit organization such as The Atlantic, Milton Academy and Brown University. She has previously served on the board of Hallmark Cards, Inc. We believe Ms. Johnson’s experience directing product innovation as well as go to market- and operational strategy for a range of technology industry leaders contributes a valuable viewpoint to our board.
Charles R. Patton, age 65, has served as our director since April 2023. From 2017 until his retirement July 1, 2022, Mr. Patton served as executive vice president, external affairs American Electric Power Company, Inc. (AEP) one of the largest electric utilities in the U.S. During this time, Mr. Patton was responsible for leading AEP’s customer services, economic development, regulatory, communications, federal public policy, North American Electric Reliability Corporation (NERC) compliance and corporate sustainability initiatives. From 2010 to 2017, Mr. Patton served as president and chief operating officer of Appalachian Power Company, a unit of AEP, where Mr. Patton was responsible for utility operations, strategy, profit and loss and all external relationships. From June 2008 to June 2010, Mr. Patton served as senior vice president of regulatory policy before transitioning to the role of executive vice president of AEP’s Western utilities where he was responsible for oversight of utilities in Texas, Louisiana, Arkansas and Oklahoma. Mr. Patton currently serves on the board of two other public companies: Centuri Construction Group, Inc. and California Water Services Group, and on the board of various private and non-profit organization such as Messer Construction Company. We believe Mr. Patton’s extensive experience in the utilities industry together with his background in strategic planning, regulatory compliance, communications and government affairs benefits our board.

Frank V. Wisneski, age 78, has served as a director since 2011. Prior to retiring in 2001, Mr. Wisneski was a Partner and Senior Vice President at Wellington Management Company, LLP, an institutional asset manager serving clients globally, where he had worked since 1969. We believe that Mr. Wisneski is qualified to serve as a director because of his prior experience conducting financial and strategic analysis of companies, including emerging areas and companies, and establishing and building new investment products for institutional asset management clients. Since retiring, Mr. Wisneski has maintained a focus on financial and strategic analysis by serving on investment, finance and executive committees at several nonprofit organizations. We believe his experience analyzing companies to support investment decisions contributes a valuable viewpoint to our board.
Directors Whose Terms Expire in 2027 (Class II Directors)
David J. Corrsin, age 66, has served as our executive vice president, general counsel and secretary, as well as a director, since 2000. From 1996 to 2000, Mr. Corrsin was executive vice president of Public Power International, Inc., an independent developer of power projects in Europe and southern Asia. We believe that Mr. Corrsin is qualified to serve as a director because of his extensive experience with energy regulations, federal, state and local regulatory authorities and complex energy construction and financing projects, gained through more than 30 years of energy-related legal practice, and his more than 30 years of service as an executive officer of our company.

George P. Sakellaris, age 78, who is our principal stockholder, has served as chairman of our board of directors and our president and chief executive officer since founding Ameresco in 2000. Mr. Sakellaris previously founded Noresco in 1989 and served as its president and chief executive officer until 2000. Mr. Sakellaris was a founding member and previously served as the president, and is currently a director, of the National Association of Energy Service Companies, a national trade organization representing the energy efficiency industry. We believe that Mr. Sakellaris is qualified to serve as a director because of his more than 35 years of experience in the energy services and renewable energy industries, his leadership experience, skill and familiarity with our business gained from serving as our chief executive officer for over 20 years, as well as his experience developed through founding and serving as chief executive officer of two previous energy services companies.
Joseph W. Sutton, age 77, has served as a director since 2002. Since 2000, Mr. Sutton has been the manager of Sutton Ventures Group, LLC, an energy investment firm that he founded. In 2007, he founded and has since led Consolidated Asset Management Services, or CAMS, which provides asset management, operations and maintenance, information technology, budgeting, contract management and development services to power plant ventures, oil and gas companies, renewable energy companies and other energy businesses. From 1992 to November 2000, Mr. Sutton worked for Enron Corporation, an energy company, where he most recently served as vice chairman and as chief executive officer of Enron International. We believe that Mr. Sutton is qualified to serve as a director because of his prior experience in the energy industry. For example, at both Sutton Ventures and CAMS, he has had significant experience in energy industry capital raising transactions, as well as in the ownership and management of, and the provision of advisory and other services to, a wide range of energy-related businesses. At Enron, Mr. Sutton was responsible for budgeting, financial reporting and planning for Enron’s international business unit and oversaw the development, construction, financing, operation and management of numerous energy projects.
Director Independence
A majority of our board of directors consists of “independent” directors. To be considered independent by our board of directors, a director must be independent in accordance with the rules and regulations of the New York Stock Exchange, or NYSE, and in our board of directors’ judgment, the director must not have a material relationship with Ameresco (either directly or as a partner, shareholder or officer of an organization that has a relationship with Ameresco). Our board of directors has established corporate governance guidelines to assist it in determining whether a director has such a material relationship. Under these guidelines, a director is not considered to have a material relationship with Ameresco if he or she is independent under NYSE rules and regulations, and he or she:
•is an executive officer of another company which is indebted to us or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he or she serves as an executive officer; or
•serves as an officer, director or trustee of a tax-exempt organization, unless our discretionary contributions to such organization are more than the greater of $1 million or two percent of that organization’s consolidated gross revenue.
Our board has determined that all of our directors, other than Messrs. Sakellaris and Corrsin, qualify as “independent.” Neither Messrs. Sakellaris nor Corrsin is considered independent because they are employees of our company. Further, the Board has determined that each member of each of the committees of the Board is independent in accordance with the rules and regulations of the NYSE and, as applicable, Rule 10a-3(b)(1) and Rule 10C-1 under the Exchange Act. In making its independence determinations, the board considered, among other things, the requirements under NYSE rules and regulations and our corporate governance guidelines, relevant transactions between our company and entities associated with the independent directors and determined that none have any relationship with the company or other relationships that would impair the directors' independence.

Board Leadership Structure
George P. Sakellaris currently serves as both our chairman of the board and chief executive officer. Our board of directors does not have a policy regarding the separation of the roles of chairman and chief executive officer, as the board believes it is in our stockholders’ best interests that we make this determination based on an assessment of the current condition of our company and composition of the board. Our board of directors believes that having Mr. Sakellaris serve in both roles is in the best interests of our stockholders at this time because it makes the best use of Mr. Sakellaris’s extensive knowledge of our company and our industry, and fosters greater communication between management and the board of directors.

In light of the dual role played by Mr. Sakellaris in our corporate governance structure, we also have established a position of a lead independent director. Mr. Sutton is our lead independent director. Mr. Sutton is an independent director within the meaning of applicable NYSE rules. The duties of the lead director include the following:
•chairing any meeting of our non-management or independent directors in executive session;
•meeting with any director who is not adequately performing their duties as a member of our board of directors or any committee;
•facilitating communications between other members of our board of directors and the chairman of our board of directors and/or the chief executive officer; however, each director is free to communicate directly with the chairman of our board of directors and with the chief executive officer;
•monitoring, with the assistance of our general counsel, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;
•working with the chairman of our board in the preparation of the agenda for each board of directors meeting and in determining the need for special meetings of the board of directors; and
•otherwise consulting with the chairman of our board of directors and/or the chief executive officer on matters relating to corporate governance and the performance of our board of directors.
Risk Oversight by our Board
One of the key functions of our board of directors is informed oversight of company performance, strategy, capital allocation, succession planning, and our risk management process. Our board of directors also analyzes our company’s three-year strategic plan and reviews progress towards stated goals with the executive management team on a quarterly basis. Our management is responsible for risk management on a day-to-day basis. Our board of directors as a whole oversees company risk management, and its standing committees address risks inherent in their respective areas of oversight. The quarterly meeting cadence of our board and committees supports regular senior management engagement, regular business, governance, and regulatory updates, and oversight of our enterprise risks and other key initiatives.

Board
Our board is responsible for monitoring and assessing strategic risk exposure and overall enterprise risk exposure.
Our board reviews management updates quarterly and holds a strategic session with management annually. These updates and sessions also cover topics such as capital allocation, succession planning, cybersecurity and environmental, social and governance (“ESG”) matters.
The chair of each of our board committees provides a report to the full board of matters covered at the committee level.
Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Oversees risks related to financial reporting and internal controls.	Oversees company risks and policies related to compensation, recruiting, and retention of our executive officers.	Evaluates and makes recommendations regarding the organization and governance of the board and its committees.
Oversees cybersecurity risk, including receiving periodic updates from our SVP, IT.	Oversees risks related to our broader company compensation philosophy and succession.	Oversees the evaluation process for the board and its committees.
	Receives updates and oversees risks related to the regulatory environment for compensation.	Reviews succession plans for board and executive leadership.
Receives regular updates on ESG matters from our SVP, Marketing
More details about our committees and their responsibilities can be found below under “Committees of our Board of Directors and Board Meetings.” Our board is guided by our Code of Business Conduct and Ethics ("Code"), as well as our Corporate Governance Guidelines. These documents, as well as other Corporate Governance documents, may be found at ir.ameresco.com. Information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.

Committees of our Board of Directors and Board Meetings
Standing Committees.
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the Investor Relations section of our website, which is located at www.ameresco.com.
All of the members of our board’s three standing committees described below have been determined to be independent as defined under applicable NYSE rules and in the case of all members of the audit committee, the independence requirements set forth in Rule 10A-3 under the Exchange Act and, in the case of all members of the compensation committee, the independence requirements set forth in Rule 10C-1 under the Exchange Act. The table below provides the committee composition as of April 10, 2025 and the number of meetings of each committee in 2024.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Claire Hughes Johnson		x	x
Jennifer L. Miller		x	Chair
Charles R. Patton	x		x
Nickolas Stavropoulos	x	x
Joseph W. Sutton	x	Chair
Frank V. Wisneski	Chair		x
Number of meetings	4	1	2
Audit Committee.
Our board of directors has determined that each of the current members of our audit committee satisfy the requirements for financial literacy and independence under applicable NYSE and SEC rules and regulations. Mr. Wisneski is the chair of the audit committee and has, together with Mr. Stavropoulos, been designated an “audit committee financial expert” as defined by SEC rules and satisfies the financial sophistication requirements of applicable NYSE rules. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements.
The audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•overseeing our internal audit function;
•overseeing our risk assessment and risk management policies;
•establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions;
•preparing the audit committee report required by SEC rules to be included in our proxy statement for our annual meeting of stockholders;

•evaluating, at least annually, the performance of the audit committee, and periodically reviewing and reassessing its charter; and
•overseeing cyber security matters.
All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by our audit committee. For more information regarding our audit committee, see “—Audit Committee Report.”
Compensation Committee.
Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee’s responsibilities include:
•annually reviewing and approving, or making recommendations to our board of directors with respect to, corporate goals and objectives relevant to CEO compensation;
•determining, or making recommendations to our board of directors with respect to, our CEO’s compensation;
•reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;
•overseeing an evaluation of our senior executives;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to our board of directors with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;
•evaluating, at least annually, the performance of the compensation committee, and periodically reviewing and reassessing its charter; and
•preparing the compensation committee report required by SEC rules, which is included below under “Executive Compensation and Related Information—Compensation Committee Report.”
The processes and procedures followed by our compensation committee in considering and determining executive compensation are described under “Executive Compensation and Related Information—Compensation Discussion and Analysis” below.
The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. Additionally, the compensation committee may delegate authority to one of our directors of officers to approve equity grants to employees (other than executive officers) within preapproved thresholds set by the compensation committee.
Nominating and Corporate Governance Committee.
The nominating and corporate governance committee’s responsibilities include:
•identifying individuals qualified to become members of our board of directors;
•recommending to our board of directors the persons to be nominated for election as directors and to each of the committees of our board of directors;
•reviewing and making recommendations to our board of directors with respect to our board of directors’ leadership structure;
•reviewing and making recommendations to our board of directors with respect to board and management succession planning;
•developing and recommending to our board of directors corporate governance principles;
•overseeing an annual evaluation of our board of directors and its committees; and
•overseeing ESG matters.

The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”
Board Meetings.
Our board of directors met seven times in 2024. During 2024, each director attended at least 75% of the aggregate number both of board meetings and of meetings held by all committees on which he or she then served. Our corporate governance guidelines provide that directors are responsible for attending each annual meeting of our stockholders. All of our directors attended our 2024 annual meeting of stockholders.
Director Compensation
Non-employee Director Compensation Program
Our non-employee director compensation program, effective as of January 1, 2023 provides the following compensation for our non-employee directors

	Lead Independent Director/ Committee Chair retainer ($)	Member retainer ($)(1)	Restricted Stock Unit (RSU) grant($) (2)
Board of Directors	20,000	70,000	135,000
Audit Committee	20,000	10,000
Compensation Committee	15,000	6,000
Nominating and Governance Committee	12,500	5,000

(1) Committee chairs do not receive separate member retainers for service on the committee they chair.
(2) Granted on the date of each annual meeting of stockholders (and a pro rated grant is made on the director's initial election). The number of RSUs granted is determined by dividing $135,000 by the average fair market value of Ameresco's Class A Common stock over a period of 30 trading days prior to the date of the grant. The RSUs vest as to 100% on the anniversary of the RSU grant date and vest in full upon a change in control of Ameresco.
2024 Director Compensation.
The following table sets forth information regarding compensation earned by our non-employee directors during 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Claire Hughes Johnson(2)	81,000	169,495	250,495
Jennifer L. Miller(3)	88,500	169,495	257,995
Charles R. Patton	85,000	169,495	254,495
Nickolas Stavropoulos(4)	86,000	169,495	255,495
Joseph W. Sutton(5)	115,000	169,495	284,495
Frank V. Wisneski(6)	$95,000	169,495	264,495

(1) Represents the aggregate fair value on the grant date of RSUs granted to our NEOs calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, related to time-based vesting. See Note 14 of the “Notes to Consolidated Financial Statements - Stock-Based Compensation and Other Employee Benefits” in our annual report on Form 10-K for the year ended December 31, 2024.
(2) As of December 31, 2024, Ms. Johnson held options to purchase an aggregate of 40,000 shares of our Class A common stock with a weighted average exercise price of $68.22 per share.
(3) As of December 31, 2024, Ms. Miller held options to purchase an aggregate of 160,000 shares of our Class A common stock with a weighted average exercise price of $10.86 per share.
(4) As of December 31, 2024, Mr. Stavropoulos held options to purchase 72,000 shares of our Class A common stock with a weighted average exercise price of $18.61 per share.
(5) As of December 31, 2024, Mr. Sutton held options to purchase an aggregate of 130,000 shares of our Class A common stock with a weighted average exercise price of $12.19 per share.
(6) As of December 31, 2024, Mr. Wisneski held options to purchase an aggregate of 94,000 shares of our Class A common stock with a weighted average exercise price of $14.03 per share.

Other benefits.
We reimburse our non-employee directors for reasonable travel expenses incurred in connection with board and committee meetings. We have also entered into indemnification agreements with all of our directors. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.
The following table shows the aggregate number of unvested RSUs held by our non-employee directors as of December 31, 2024:

Name	RSUs(#)
Claire Hughes Johnson	4,886
Jennifer L. Miller	4,886
Charles R. Patton	4,886
Nickolas Stavropoulos	4,886
Joseph W. Sutton	4,886
Frank V. Wisneski	4,886
Director Nomination Process
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, conferring from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee, the board of directors and members of senior management. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.
In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating and corporate governance committee is also committed to ensuring our board can contribute to our company based on a variety of backgrounds, including age, education, professional experience, viewpoints and skills. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The nominating and corporate governance committee has always endeavored to have a broad, inclusive process for identifying highly qualified candidates.
When recommending to the board of directors the nominees for election as directors, our nominating and corporate governance committee shall consider candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates. To recommend director candidates for consideration by the nominating and corporate governance committee, a stockholder must send a written notice to our corporate secretary. Our bylaws specify the information that must be included in any such notice, including the stockholder’s name, address and number of shares of Ameresco stock held, as well as the candidate’s name, age, address, principal occupation and number of shares of Ameresco stock. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2026 annual meeting, the stockholder must follow the procedures for stockholder proposals outlined under “Additional Information—Stockholder Proposals” below. You can find more detailed information on our process for selecting board members and our criteria for board nominees in the corporate governance guidelines posted on the “Investor Relations” section of our website, which is located at www.ameresco.com.
Alternatively, our bylaws provide that stockholders may nominate director candidates for consideration at the 2026 annual meeting directly without approval of the nominating and corporate governance committee. In order to nominate candidates directly, stockholders must follow the procedures outlined under “Additional Information—Stockholder Proposals” below.

Communicating with our Board of Directors
Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our lead director, subject to the advice and assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.
Stockholders and other interested parties who wish to send communications on any topic to our board should address such communications to: Board of Directors, c/o Secretary, Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701.
Governance Policies and Practices
Code of Business Conduct and Ethics.
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website, which is located at www.ameresco.com. In addition, we intend to post on our website all disclosures that are required by law or applicable NYSE listing standards concerning any amendments to, or waivers from, any provision of the code.
Complete copies of our corporate governance guidelines, code of business conduct and ethics and the charters for our audit, compensation and nominating and corporate governance committees are available on the Investor Relations section of our website, which is located at www.ameresco.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:
Ameresco, Inc.
111 Speen Street, Suite 410,
Framingham, Massachusetts 01701
Attention: Investor Relations Department
Corporate Governance Guidelines.
Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:
•our board’s principal responsibility is to oversee the management of Ameresco;
•a majority of the members of our board of directors shall be independent directors;
•the non-management directors meet regularly in executive session;
•directors have full and free access to management and employees of our company, and the right to hire and consult with independent advisors at our expense;
•new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•at least annually, our board of directors and its committees will conduct self-evaluations to determine whether they are functioning effectively.
Insider Trading Policy and Anti-Hedging and Pledging
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of company securities by our directors, officers, employees, and other covered persons. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our annual report on Form 10-K for the fiscal year ended December 31, 2024. It is also the policy of our company not to engage in transactions in company securities while in possession of material nonpublic information concerning our company or its securities.
Our insider trading policy prohibits executive officers, employees and directors from purchasing Ameresco securities on margin, borrowing against Ameresco securities held in a margin account, or pledging Ameresco securities as collateral for a loan. An exception may be granted, however, under the policy for pledging Ameresco securities as collateral for a loan where the executive officer clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Our insider trading policy also prohibits executive officers and directors from engaging in short sales of Ameresco securities, including short sales “against the box” or in purchases or sales of puts, calls or other derivative securities based on Ameresco securities.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Class A common stock on a periodic basis. Pursuant to our insider trading policy, such plan may only be adopted, terminated of amended when they are not in possession of material, nonpublic information concerning our company. Furthermore, our executive officers are required to comply with cooling off period for the plans providing that trades under a plan can only take place at the later of (i) 90 days from the adoption of the plan or (ii) two days after the filing of the annual or quarterly report for the quarter in which the plan was adopted, and generally may not have multiple trading plan in effect at the same time. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information concerning our company.
Policies and Practices Related to the Grant of Certain Equity Awards
We grant equity awards to our employees and directors on an annual basis. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. We currently do not grant stock appreciation rights or similar option-like instruments. During the last fiscal year, neither our board, nor our compensation committee nor our chief executive officer under the delegation of authority granted to him by our board took material nonpublic information into account when determining the timing or terms of stock options, except that in accordance with our company’s equity awards practices the grant of awards were deferred until a date on which our company was not in possession of material nonpublic information. Under these practices, our annual equity awards are generally approved at the compensation committee or board meeting in February and granted on March 10 each year after the filing of our annual report on Form 10-K. As such, we did not grant stock options during periods in which there was material nonpublic information concerning our company, including (i) during blackout periods or (ii) at any time during the period beginning four business days before and ending one business day after the filing of any Form 10-Q or 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information. Equity awards are not granted in anticipation of the release of material nonpublic information, and the release of material nonpublic information is not timed on the grant dates of such equity awards. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Stock Ownership Guidelines.
We maintain stock ownership guidelines for executive officers and non-employee directors to encourage our company’s executive officers and non-employee directors to obtain a significant ownership interest in our company, thereby helping to align their interests with those of Ameresco’s stockholders. Our executive officers also hold time vesting options as described under Executive Compensation and Related Information - Outstanding Equity Awards, which we believe further promotes alignment with stockholder interest.
Non-employee Directors. We updated the stock ownership guidelines applicable to our non-employee directors in October 2022, and we now require our non-employee directors to achieve and maintain share ownership at a value equal to five times the annual cash retainer earned by the directors, not including retainers for committee service or as the lead independent director. In calculating stock ownership under these guidelines, we include (i) outstanding shares of common stock and (ii) vested and unvested RSUs. Options are not included in this calculation. Compliance with the ownership guidelines is measured annually by the end of the first quarter, based upon the 90 day average stock prices. Our non-employee directors have five years from October 2022 or, if later, their appointment to the board, to achieve the required ownership level. Based on this phase-in, as of January 1, 2025, each covered individual was in compliance with the stock ownership requirements.
Executive Officers: In April 2023 we updated our ownership guidelines applicable to our executive officers to ensure they are aligned with market practice and promote alignment with the interests of our stockholders. These guidelines target share ownership at a value equal to (i) five times annual base salary for the chief executive office and (ii) three times annual base salary for other Section 16 officers who serve as executive vice presidents of our company (or as the president of a business unit). In calculating stock ownership under these guidelines, we include (i) outstanding shares of common stock and (ii) vested and unvested RSUs. Options are not included in this calculation, although we believe that the fact that each of our executive officers hold options further aligns the interest of our executive officers with the interest of our stockholders. Compliance with the ownership guidelines is measured annually by the end of the first quarter, based upon the 90 day average stock prices. Our executive officers have five years from April 2023 or, if later, their appointment as executive officers, to achieve the required ownership. Based on this phase-in, as of January 1, 2025, each covered individual was in compliance with the stock ownership requirements.
Clawback Policy
Our Board has adopted a Clawback Policy that requires us to recoup or otherwise recover certain incentive compensation paid to our company's executive officers in the event of a restatement of our financial statements.

Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during our last fiscal year is or has been a current or former officer or employee of Ameresco, Inc. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during our last fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Our Executive Officers and Our Named Executive Officers
The following is a list of our executive officers, their ages as of March 31, 2025 and their principal positions:

Name	Age	Position(s)
George P. Sakellaris	78	Chairman of the Board of Directors, President, and Chief Executive Officer
Mark A. Chiplock	55	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Michael T. Bakas	56	President - Renewable Fuels
Nicole A. Bulgarino	52	President - Federal Solutions and Utility Infrastructure
David J. Corrsin	66	Executive Vice President, General Counsel, Secretary, and Director
Louis P. Maltezos	58	President - Central & Western USA, Canada
Peter A. Christakis	55	President - East USA & Greece and Project Risk
George P. Sakellaris: Mr. Sakellaris has served as chairman of our board of directors and our president and chief executive officer since founding Ameresco in 2000.

Michael T. Bakas: Mr. Bakas was promoted to President - Renewable Fuels in October 2024. Prior to this, he served as our executive vice president, distributed energy systems, since November 2017. Prior to this, Mr. Bakas served in various capacities with our company since 2000, including as our senior vice president, renewable energy, from March 2010 to November 2017.

Nicole A. Bulgarino: Ms. Bulgarino was promoted to President - Federal Solutions and Utility Infrastructure in October 2024. Prior to this, she served as our executive vice president and general manager of federal solutions since May 2017 in which role she took on overseeing our battery Energy Storage Systems and our operations in Hawaii and Alaska in 2023. Ms. Bulgarino has been with our company since 2004, including serving as our senior vice president and general manager of federal solutions from May 2015 to May 2017.

Mark A. Chiplock: Mr. Chiplock has served as chief financial officer and chief accounting officer since August 31, 2024. Prior to this, he served as our senior vice president of finance and chief accounting officer from February 2022 to August 2024, as our vice president of finance and chief accounting officer from July 2019 to February 2022, as our interim chief financial officer and treasurer from October 2018 to July 2019, and as our corporate controller from June 2014 to July 2019.

Peter Christakis: Mr. Christakis was promoted to President - East USA, Greece and Project Risk in October 2024. Prior to this, he served as our executive vice president since May 2023 overseeing the East Region. Before being promoted executive officer, Mr. Christakis served as senior vice president East Region from 2019.

David J. Corrsin: Mr. Corrsin has served as our executive vice president, general counsel, and secretary, as well as a director, since 2000.

Louis P. Maltezos: Mr. Maltezos was promoted to President - Central and Western USA and Canada Region in October 2024. Prior to this, he served as our executive vice president since April 2009 overseeing US central region and Canada operations, in which role he took on overseeing all of North America other than the regions covered by Messrs. Bakas, Christakis, and Ms. Bulgarino in 2023 . Prior to this, Mr. Maltezos served in various management capacities with our company since 2004, including as vice president and general manager of our Midwest regions from June 2004 to April 2009.

Our named executive officers, or NEOs, for the year ended December 31, 2024, were:

Name	Title
George P. Sakellaris	Chairman of the Board of Directors, President, and Chief Executive Officer
Mark A. Chiplock	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Michael T. Bakas	President - Renewable Fuels
Nicole A. Bulgarino	President - Federal Solutions and Utility Infrastructure
Louis P. Maltezos	President - Central & Western USA, Canada
Spencer Doran Hole*	Former Executive Vice President and Chief Financial Officer
*Mr. Hole resigned from the company with his last day as an executive vice president and chief financial officer being August 30, 2024.

Compensation Discussion and Analysis
This section discusses the material elements of our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our NEOs.
As a company dedicated to a pay-for-performance culture, we aim to provide our executive officers with compensation that is significantly performance-based. Our executive compensation program is designed to align executive pay with our performance on both short and long-term bases, link executive pay to specific, measurable results intended to create value for stockholders, and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success.
2024 Highlights
Taking Stockholder Input into Account.
We value our stockholders’ view on how we structure executive compensation. During 2024, we engaged in discussions with some of our most significant institutional stockholders to hear their views on our executive compensation programs. This input was valuable as we, in concert with our compensation consultant, continue to further refine our executive compensation programs to help ensure that they are designed to reward long term growth, align with stockholder interest and meet the needs of our company to attract, retain and motivate talent.

Company Highlights for 2024
During the year ended December 31, 2024 we:
•generated record revenues for our company with a growth of 29% year-over-year;
•increased our total project backlog by 24% year-over-year to $4.8 billion;
•increased contracted backlog by 92% year-over-year; and
•placed a record 241 MWe energy assets in operation

Executive Compensation Action in 2024
The executive compensation actions for 2024 executive compensation were designed to balance the growth delivered by the executive team with challenges we faced in two of its large projects and their impact on our results. Considering these factors, our compensation committee decided not to award any discretionary bonus to our president and chief executive officer based on 2024 performance under our annual incentive bonus program and awarded modest discretionary bonuses under the program to our other NEOs. Additionally, the compensation committee chose not increases the base salary for our president and chief executive officer. Furthermore, the performance-based vesting options granted in 2022, with a performance period of 2022-2024, or the 2022 performance options, did not achieve the applicable cumulative performance goals and were therefore cancelled in accordance with their terms without vesting.

We continued to adjust our executive team to ensure it is structured to help drive growth for our company. As part of this effort, we promoted Messrs. Bakas, Christakis and Maltezos as well as Ms. Bulgarino to Presidents of their respective business units. We also appointed Mr. Chiplock as our chief financial officer. In connection with these promotions, our compensation committee approved the grant of options and made market-based adjustments to base salaries.

Long-term executive compensation approach:
We adopt a long-term view on executive compensation to ensure it aligns with stockholder interest as illustrated in the chart below. The chart highlights the pay and performance alignment of our president and chief executive officer, showing how changes in stock price and the achievement of performance targets significantly impact his realized pay. This alignment is further demonstrated by the charts included in the pay versus performance tables in the proxy statement.

We believe our approach to equity grants further helps align our executive compensation with stockholder interest and long-term growth. Our time-based vesting options typically vest annually over a period of five years; our performance-based vesting options have a three-year performance period and are generally granted back-to-back after the completion of the prior performance period and measured on the cumulative performance over that period, instead of annually; and the restricted stock units, or RSUs, we grant, vest over a period of two years. We believe this vesting structure helps incentivize executives to drive both shorter term and longer term growth.

CEO Reported Pay vs. Realizable Pay
($000s)
Reported (1)
Realizable (2)
6,499
1,456
1,971
1,895
1,549
1,607
3,340
1,653
2022
2023
2024
Three Year Average
(2022- 2024)

(1) Reported pay reflects total compensation as disclosed in the summary compensation table.
(2) Realizable pay reflects the sum of base salary, annual bonus, and all other compensation (other than option and other equity awards) as disclosed in the summary compensation table plus (i) the in-the-money value of vested and unvested stock options using the 12/31/24 closing stock price of $23.48, (ii) the vest date value of any RSUs that were granted and vested in the same year, and (iii) the value of any unvested RSUs using the 12/31/24 closing stock price. Since the 2022 performance options did not meet the vesting goals and were cancelled without vesting, these options were valued at zero.

Significant Portion of NEO Pay is “at-Risk”:
A shown in the chart below, a significant portion of our NEO compensation is “at risk.” This is evidenced by the fact that none of the 2022 performance options vested, as the three-year performance metrics for the period 2022 - 2024 were not met. We consider compensation to be “at risk” if vesting is subject to achievement of performance targets and/or the value received is dependent on our stock price.

(1) calculations are based on the values reflected in the summary compensation table.

Overview of Executive Compensation Process
Compensation Decisions.
Our compensation committee oversees our executive compensation programs. Our compensation committee, either as a committee or together with the other independent directors, makes all compensation decisions regarding our chief executive officer. In determining compensation for our executive officers, the compensation committee considers each executive officer’s particular position and responsibility and relies upon the judgment and industry experience of its members, including their knowledge of competitive compensation levels across companies and industries. To assist the compensation committee in this determination, our chief executive officer makes recommendations to the compensation committee regarding the compensation of our executive officers other than himself. Our chief executive officer is not present for compensation committee or board discussions regarding his compensation.
We believe that compensation should be competitive with compensation for executive officers in similar positions and with similar responsibilities in our market. The compensation committee uses competitive market data as one factor when making compensation decisions, understanding that such data cannot be applied formulaically, and has historically taken into account other data, including input from the members of the compensation committee based on their experience in compensation matters. As a part of this process, our compensation committee with the assistance of the committee’s compensation consultant FW Cook has established a compensation peer group which is periodically reviewed and updated. The following peer group was used for 2024: Primoris Services Corporation, EnerSys, TetraTech Inc., MYR Group Inc., Sunrun Inc., Itorn Inc., SunPower Corporation, Clearway Energy, Inc., NextEra Energy Partners, LP, Bloom Energy Corporation, Fluence Energy, Inc., NV5 Global, Ormat Technologies, Inc., Plug Power Inc., Argan, Inc. and Willdan Group, Inc.
Objectives of Our Executive Compensation Program.
Our primary objective with respect to executive compensation is to attract, retain and motivate highly talented individuals who have the skills and experience to successfully execute our business strategy. Our executive compensation program is designed to:
•reward the achievement of our annual and long-term operating and strategic goals;
•recognize individual contributions;
•align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value; and
•retain and build our executive management team.

To achieve these objectives, our executive compensation program ties a portion of each executive’s overall compensation—annual incentive bonuses—to key corporate financial goals and to individual goals. We also provide a portion of our executive compensation in the form of equity awards that vest over time or based on the achievement of performance targets. We believe this approach helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance.
Elements of Our Executive Compensation Program.

Component	Objective	Key Features
Base Salary	Recognizes market factors, as well as individual experience, performance, and level of responsibility.	Fixed compensation designed to attract and retain talent.
Annual Short-Term Incentive	Motivates and establishes a strong link between pay and performance.	Variable, at risk compensation directly tied to the achievement of financial and strategic annual goals.
Longer-Term Equity Incentives (time and performance vesting)	Aligns compensation with creating long-term stockholder value and retains talent through multiyear vesting.	Variable, at risk compensation in the form of (i) time vested options that vest over five years, (ii) performance-based vesting options that vest upon satisfaction of three-year performance conditions, and (iii) RSUs that generally vest over two years.
We have not adopted any policies for allocating compensation among these elements.
Base Salaries.
We use what we believe to be competitive base salaries to attract and retain qualified candidates to help us achieve our growth and performance goals. Base salaries are intended to recognize an executive officer’s immediate contribution to our organization, as well as their experience, knowledge and responsibilities.
Our compensation committee annually evaluates and considers adjustments to executive officer base salary levels based on factors determined to be relevant, including:
•the executive officer’s skills and experience;
•the particular importance of the executive officer’s position to us;
•the executive officer’s individual performance;
•the executive officer’s growth in their position; and
•base salaries for comparable positions within our company and at other companies, including our peer companies.
Short-Term Incentives
Our executive officers have the opportunity to earn annual incentive payments under our discretionary annual incentive program, or Annual Incentive Program. Our compensation committee establishes and administers the Annual Incentive Program for our executive officers each year. Most of our full-time employees also participate in this program. In the early part of each year, our compensation committee establishes the corporate and individual goals for our executive officers. In connection with establishing the goals for the Annual Incentive Program, the compensation committee also establishes a total bonus pool for all participants, including both executive officers and other employees. The compensation committee generally determines the Annual Incentive Program results and payment amounts following the subject year after audited financials have been completed taking into account the recommendation of our chief executive officer for our other executive officers. The level of bonus paid to our executive officers is not based on a target percentage of base salary, but is generally determined by the compensation committee based on the total bonus pool approved for the years and depending on the achievement of the corporate and personal goals established for each executive and the base salary of the executive.
Longer-term Incentives.
Our equity incentive award program is the primary vehicle for offering longer-term incentives to our executive officers. We primarily make equity awards in the form of time-based and performance-based vesting options and time-based vesting RSUs. We believe that equity incentive awards:
•provide our executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision making;
•help balance the short-term orientation of our annual incentive bonus program;

•create an ownership culture by aligning the interests of our executive officers with the creation of value for our stockholders; and
•further our goal of executive retention
Goals for Short -term and Longer-term Incentives.
Our compensation committee focuses on selecting goals that our executive team can directly influence and that we believe will help drive our company’s long-term growth. Consequently, some of the goals used in our Annual Incentive Program, such as revenue. adjusted EBITDA and some of the business development and visibility goals, may also be utilized to determine the vesting of our performance-based vesting options.
While there is a partial overlapping of goals between the short-and long-term incentive plans, we believe our incentive structure prevents executives from being overcompensated based on the achievement of overlapping goals. This is because our payout and vesting scale starts with a 2% award if the minimum threshold of 80% is reached, and then scales up to a 100% award if all goals are met at 100%.
Additionally, the performance-based vesting options are measured on a cumulative basis over a three-year performance period. This means that if an executive overachieves the annual incentive program goals in one year, this over achievement may offset a weaker performance in another year within the same three-year period. we believe this cumulative approach ensures that executives are rewarded fairly for their overall performance across the entire period, rather than being overcompensated for a single year's success.

NEO 2024 Executive Compensation

NEO 2024 Base Salaries.
The table below details our NEOs’ annual base salary at December 31, 2024. As part of our compensation committee’s annual review of 2024 base salaries in February 2024, it was decided that the annual base salary of our chief executive officer would remain unchanged. The annual base salaries for our other NEOs were increased by approximately 5% from their 2023 levels, with these increases taking effect May 2024. Our compensation committee also approved base salary increases in connection with the promotion of (i) Mr. Chiplock to chief financial officer in August 2024, which took effect immediately and (ii) Messrs. Bakas, Christakis, and Maltezos and Ms. Bulgarino in October 2024, which took effect in 2025.

Name	Title	2024 Annual Base Salary ($)(1)
George P. Sakellaris	Chairman of the Board of Directors, President, and Chief Executive Officer	1,500,000
Mark A. Chiplock	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	435,000
Michael T. Bakas	President - Renewable Fuels	475,000
Nicole A. Bulgarino	President - Federal Solutions and Utility Infrastructure	475,000
Louis P. Maltezos	President - Central & Western USA, Canada	470,000
Spencer Doran Hole*	Former Executive Vice President and Chief Financial Officer	450,000
(1) annualized base salary as of December 31, 2024.
*Mr. Hole resigned from the company with his last day as an executive vice president and chief financial officer being August 30, 2024.
NEO 2024 Annual Incentive Compensation
Annual Incentive Program
In early 2024, our compensation committee approved a total bonus pool for the year and set the corporate goals for our 2024 Annual Incentive Program as well the individual goals for our executive officers. As in prior years, the goals were set based on our historical operating results and growth rates, as well as our expected future results, and were designed to require significant effort and operational success on the part of our company.

In early 2025, our compensation committee assessed our company’s achievement against the corporate goals as described below. In making this assessment, the compensation committee reduced the Adjusted EBITDA achievement by 50% of the $38 million gain the Company recognized from its sale of the Applied Energy Group (“AEG”) and correspondingly included only 50% of AEG’s operating expense when determining the achievement of the “reduction in operating expenses” goal. For any payouts to be made, each corporate goal has to be reach an achievement of at least 80%. If this threshold is achieved, each goal is awarded an achievement level based on a sliding scale from 2% (if the goal is achieved at 80%) up to 100% (if the goal is achieved at 100% or more).

Goal	Weight	Target (2024)	Result (2024)	Achievement percentage	Awarded achievement based on level of achievement (max 100%)	Weighted awarded achievement
Financial Performance	45.0%
Revenue	15.0%	$1.71 billion	$1.77 billion	104%	100%	15%
Adjusted EBITDA(1)	25.0%	$225 million	$206.4 million	92%	61%	15%
Reduction of operating expenses of 5%(2)	5.0%	$165.3 million	$154.4 million	107%	100%	5%
Business Development	30.0%
Project Solutions Sales	10.0%	$1.24 billion	$2.44 billion	197%	100%	10%
Distributed Generation EPC/PPA Sales	10.0%	205 MW	1,579.6 MW	770%	100%	10%
Project Solutions Awards	10.0%	$1.13 billion	$2.19 billion	194%	100%	10%
Business Visibility	20.0%
Energy Assets Placed into Operation	20.0%	200MWe	235MWe	118%	100%	20%
Strategic Initiatives	5.0%
Update three-year plan	2.5%			100%	100%	2.5%
Meet Ameresco Impact Goals for 2024	2.5%			100%	100%	2.5%
Total						90.0%

(1) We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. For purposes of calculating the achievement of the adjusted EBITDA goal under the 2024 Annual Incentive Program, 50% of the $38 million gain from the AEG (which was included in our adjusted EBITDA for 2024) was excluded.

(2) Excluding stock compensation, internal mergers and acquisitions expenses, IRC Section 179D deduction certification costs and other one-time or unusual charges. For purposes of calculating the achievement of the cost reduction goal under the 2024 Annual Incentive Program, 50% of the costs associated with our AEG business for 2024 was excluded.
The corporate goals also served as Mr. Sakellaris’s individual performance goals. The individual goals for the other executive officers were generally structured using the same categories as the corporate goals but adjusting the targeted amounts towards the executive officer’s business unit and area of responsibility. In determining the achievement of the individual goals, the compensation committee took into consideration that certain of the executives took on additional responsibilities and regions during the year and awarded each executive a bonus payment as set forth in “Summary Compensation Table” below.

AIPP
In 2024, our executive management team also participated in an additional annual incentive program, or AIPP. The AIPP provides that if the annual targets set under the Annual Incentive Program for each of the metrics against which performance under the AIPP is measured: revenue, adjusted EBITDA, and business development (contracted and awarded backlog) are achieved at a minimum of 100%, the AIPP is funded based on the achievement of the adjusted EBITDA goal as described in the below. In connection with assessment of the company’s achievement of the corporate goals under the 2024 Annual Incentive Program as described above, the compensation committee also determined that since each of the corporate goals under the 2024 Annual Incentive Program were not achieved at the required 100% level, the AIPP should not be funded for 2024. As a result, no payments were made under the AIPP for 2024. In 2025, the compensation committee determined to eliminate the AIPP going forward.

Amount of Adjusted EBITDA in Excess of AIPP Goal	% of Incremental Adjusted EBITDA Allocated to AIPP Pool	Funding Amount to AIPP Pool
$0 - $1 million	20%	$0 to $200,000
> $1 to $2 million	21%	$210,000 to $420,000
> $2 to $3 million	22%	$440,000 to $660,000
> $3 to $4 million	23%	$690,000 to $920,000
> $4 to $5 million	24%	$960,000 to $1,200,000
Greater than $5 million	25%	$1,250,000 - unlimited

2024 NEO Equity Incentive Compensation
Time-based Vesting Equity Awards.
Employees who are considered important to our long-term success are eligible to receive option awards. These awards are granted annually in the first quarter or in connection with a new hire or promotion. The options vest annually over five years provided that the executive continues to be employed by us through the applicable vesting date.
In 2024, we expanded the responsibilities of some of our executive officers and in addition to the annual awards granted in the first quarter of 2024, we also granted time-based vesting options to the executives who took on additional roles and responsibilities. The annual and promotion awards made in 2024 are indicated in the table “Grants of Plan-Based Awards in Fiscal Year” below.
From time to time, to further incentivize our executives, we also grant RSUs. These RSUs typically vest every six months over two years, provided that the executive continues to be employed by us through the applicable vesting date. No RSUs were granted to our executive officers in 2024.
Performance Based Vesting Options.
The 2022 performance options that were granted in 2022 vested based on the achievement of cumulative corporate and individual performance goals during the performance period from January 1, 2022 through December 31, 2024.
In February 2025, following the completion of the performance period for the 2022 performance options, our compensation committee assessed the achievement of the corporate goals on a cumulative basis as described below. As the goals did not reach the required cumulative performance goals they were cancelled in accordance with their terms without vesting.

Goal	Cumulative 3-year Target	Cumulative 3-Year Result	Cumulative goal achievement
Financial
Revenue ($M)	4,975	4,969	100%
Adjusted EBITDA ($M)(1)	765	593	78%
Return on equity	14%	6%	43%
Business Development
Project Solutions Sales ($M)	3,050	4,778	157%
Distributed Generation EPC/PPA Sales (MWe)	600	526	88%
Project Solutions Awards ($M)	3,400	5,509	162%
Business Visibility
Energy assets placed into operation (MWe)	330	406	123%

(1) This may differ from adjusted EBITDA as reported from time to time in our financial releases and other filings with the SEC because this measure may exclude certain items that we consider to be non-recurring in nature.

Other Benefits and Policies.
Other Employee Benefits.
We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, flexible spending accounts, medical and dental care plans, life insurance, short- and long-term disability policies, vacation, company holidays and contributions to a health savings account for those participating in a high-deductible insurance plan. We also match our employees’ contributions to non-profit 501(c)(3) organizations. Our executive officers are eligible to participate in each of these programs on the same terms as non-executive employees; however, employees at the director level and above are eligible for life insurance coverage equal to three times (rather than twice) their annual base salary.
Perquisites and Personal Benefits.
We permit Mr. Sakellaris personal exclusive use of a company-owned vehicle in recognition of his extensive travel to meetings and events on our behalf. We pay insurance premiums, excise tax and other amounts related to this vehicle.
Compliance with Internal Revenue Code Section 162(m).
We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. The compensation committee has and will continue to review on a periodic basis the potential effect of Section 162(m) and may use its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of our company and our stockholders.

Other Policies.
Our executive officers are subject to stock ownership guidelines, anti-hedging and pledging, and clawback policies as described under “Corporate Governance.”
Risk Considerations in our Compensation Program
We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

Compensation Committee Report
The compensation committee has reviewed and discussed the foregoing compensation discussion and analysis with management and, based on this review and discussion, the compensation committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.
By the Compensation Committee
of the Board of Directors of Ameresco, Inc.
Joseph W. Sutton, Chairman
Claire Hughes Johnson
Jennifer Miller
Nickolas Stavropoulos

Executive Compensation Tables
Summary Compensation Table
The following table sets forth information regarding compensation earned by our NEOs during our fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position		Year	Salary ($)(1)	Bonus ($)	Stock Awards(2)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
George P. Sakellaris	(6)	2024	1,500,000	—	—	—	48,705	1,548,705
Chairman of the Board of Directors, President, and Chief Executive Officer		2023	1,500,000	—	424,467	—	46,213	1,970,680
		2022	1,413,462	—	—	5,043,613	41,475	6,498,550
Mark A. Chiplock	(7)	2024	390,551	60,000		813,092	16,800	1,280,443
Executive Vice President, Chief Financial Officer and Chief Accounting Officer						—

Michael T. Bakas		2024	466,090	60,000		987,480	16,800	1,530,370
President - Renewable Fuels		2023	442,405	—	50,917	—	16,740	510,062
		2022	417,704	20,000	—	1,051,997	16,740	1,506,441
Nicole A. Bulgarino		2024	466,090	60,000		987,480	16,800	1,530,370
President - Federal Solutions and Utility Infrastructure		2023	443,033	—	50,917	—	16,740	510,690
		2022	421,338	20,000	—	951,125	16,740	1,409,203
Louis P. Maltezos	(8)	2024	452,226	60,000		987,480	16,800	1,516,506
President - Central & Western USA, Canada

Spencer Doran Hole	(9)	2024	323,062	60,000		253,706	16,300	593,068
Former Executive Vice President and Chief Financial Officer		2023	421,261	—	50,917	—	16,740	488,918
		2022	401,201	20,000	—	504,361	16,740	942,302

(1) Salary for each of the named executive officers have been prorated to reflect the portion of the year for which any increases were in effect.
(2) Represents the aggregate fair value on the grant date of RSUs granted to our NEOs calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, related to time-based vesting. See Note 14 of the “Notes to Consolidated Financial Statements - Stock-Based Compensation and Other Employee Benefits” in our annual report on Form 10-K for the year ended December 31, 2024.
(3) This includes time-based and performance-based vesting options. Value is equal to the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. This amount does not represent the actual amount paid to or realized by the executive officer with respect to this option grant. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in Note 14 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2024.
 (4) For performance-based vesting options reported in this column, the amounts in the table reflect the grant date fair value of such awards based upon the probable outcome of the performance conditions at the grant date calculated in accordance with FASB ASC Topic 718. Assuming the highest level of financial performance conditions were achieved, the value for the performance-based vesting options granted in 2022 included in the “Options Awards” column would be $20,174,450 for Mr. Sakellaris; $2,017,445 for each of Mr. Hole, Mr. Bakas, and Ms. Bulgarino.

(5) The amounts reported in All Other Compensation reflect, for each NEO, the amount we contributed to our 401(k) plan and the dollar value of life insurance premiums we paid, as applicable and detailed below. For Mr. Sakellaris, the amount reported also includes the incremental cost of a company-owned vehicle of which he has personal exclusive use, including insurance premiums, excise taxes and depreciation.

The following table details the amounts described in footnote (5):
Name	Year	Matched 401(k) Contributions ($)	Group Life Insurance ($)	Use of Company-Owned Vehicle ($)	Total ($)
George P. Sakellaris	2024	15,300	975	32,430	48,705
Mark A. Chiplock	2024	15,300	1,500	—	16,800
Michael T. Bakas	2024	15,300	1,500	—	16,800
Nicole A. Bulgarino	2024	15,300	1,500	—	16,800
Louis P. Maltezos	2024	15,300	1,500	—	16,800
Spencer Doran Hole*	2024	15,300	1,000	—	16,300

(6) Mr. Sakellaris is also a member of our board of directors, but does not receive any additional compensation in his capacity as a director.
(7) No amounts are reported for Mr. Chiplock for 2023 and 2022 because he was not an NEO in 2023 and 2022.
(8) No amounts are reported for Mr. Maltezos for 2023 and 2022 because he was not an NEO in 2023 and 2022.
(9)Mr. Hole resigned from the company with his last day as an executive vice president and chief financial officer being August 30, 2024.

Grants of Plan-Based Awards in Fiscal Year
The following table sets forth information regarding grants of compensation in the form of plan-based awards during the fiscal year ended December 31, 2024 to our NEOs.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
George P. Sakellaris	-	-	—	-	—
Mark A. Chiplock	3/8/2024	3/6/2024	20,000	$21.13	253,706
	8/31/2024	8/3/2025	30,000	$30.45	559,386
Michael T. Bakas	3/8/2024	3/6/2024	25,000	$21.13	317,132
	11/14/2024	10/23/2024	40,000	$26.78	670,348
Nicole A. Bulgarino	3/8/2024	3/6/2024	25,000	$21.13	317,132
	11/14/2024	10/23/2024	40,000	$26.78	670,348
Louis P. Maltezos	3/8/2024	3/6/2024	25,000	$21.13	317,132
	11/14/2024	10/23/2024	40,000	$26.78	670,348
Spencer Doran Hole*	3/8/2024	3/6/2024	20,000	$21.13	253,706
(1) Such options vest as to 20% on each of the anniversaries of the grant date.
(2) Represents the aggregate fair value on the grant date of options granted to our NEOs calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, related to time-based vesting. See Note 14 of the “Notes to Consolidated Financial Statements - Stock-Based Compensation and Other Employee Benefits” in our annual report on Form 10-K for the year ended December 31, 2024.
*Mr. Hole resigned from the company with his last day as an executive vice president and chief financial officer being August 30, 2024.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding outstanding stock options held by our NEOs as of December 31, 2024.

	Outstanding Option Awards (1)						Stock Awards (4)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(5)	Grant Date
George P. Sakellaris	—	—	—	—	—	—	2,459	57,737	3/17/2023
	—	—	500,000	77.68	3/10/2022	3/10/2032
	150,000	100,000	—	43.00	3/5/2021	3/4/2031
	320,000	—	—	13.37	8/6/2019	8/6/2029
	100,000	—	—	16.71	3/22/2019	3/21/2029
Mark A. Chiplock							276	6,480	3/17/2023
	—	30,000	—	30.45	8/3/2024	8/30/2034
	—	20,000	—	21.13	3/8/2024	3/7/2034
	—	—	50,000	77.68	3/10/2022	3/10/2032
	6,000	6,001	—	43.00	3/5/2021	3/4/2031
	36,000	—	—	13.37	8/6/2019	8/5/2029
	15,000	—	—	12.35	10/24/2018	10/23/2028
Michael T. Bakas	—	—	—	—	—	—	295	6,927	3/17/2023
	—	40,000	—	26.78	11/14/2014	11/13/2034
	—	25,000	—	21.13	3/8/2024	3/7/2034
	—	—	50,000	77.68	3/10/2022	3/10/2032
	8,000	12,000	—	63.19	3/4/2022	3/3/2032
	30,000	20,000	—	43.00	3/5/2021	3/4/2031
	28,000	7,000	—	22.53	3/5/2020	3/4/2030
	40,000	—	—	13.37	8/6/2019	8/5/2029
	14,750	—	—	8.35	2/2/2018	2/1/2028
	650	—	—	4.64	5/10/2016	5/10/2026
Nicole A. Bulgarino	—	—	—	—	—	—	295	6,927	3/17/2023
	—	40,000	—	26.78	11/14/2014	11/13/2034
	—	25,000	—	21.13	3/8/2024	3/7/2034
	—	—	50,000	77.68	3/10/2022	3/10/2032
	8,000	12,000	—	63.19	3/4/2022	3/3/2032
	30,000	20,000	—	43.00	3/5/2021	3/4/2031
	28,000	7,000	—	22.53	3/5/2020	3/4/2030
	40,000	—	—	13.37	8/6/2019	8/6/2029
	25,000	—	—	8.35	2/2/2018	2/1/2028
	42,736	—	—	5.80	3/9/2017	3/8/2027
	25,528	—	—	6.53	3/3/2015	3/2/2025
Louis P. Maltezos							221	5,189	3/17/2023
	—	40,000	—	26.78	11/14/2014	11/13/2034

—	25,000	—	21.13	3/8/2024	3/7/2034
—	—	50,000	77.68	3/10/2022	3/10/2032
8,000	12,000	—	63.19	3/4/2022	3/3/2032
6,015	6,000	—	43.00	3/5/2021	3/4/2031
(1) All option awards listed in this table were granted under our 2010 or our 2020 stock incentive plans.
(2) Such option vests as to 20% of the original shares granted on each of the first five anniversaries of the grant date.
(3) Such option is subject to vesting based on continued service to us and performance relative to goals established for the three-year performance period from January 1, 2022 to December 31, 2024, as described under the heading “Overview of Executive Compensation Process - Equity Incentive Awards”, above. In February 2025, our compensation committee determined that the performance goals had not been met and the options were cancelled without vesting.
(4) Such RSUs vest as to 25% of the RSUs granted on each of the six-month anniversaries of the grant date.
(5) Amount shown is based on our closing stock price as reported on the NYSE on December 31, 2024, the last trading day of our Class A common stock in 2024, of $23.48.
Mr. Hole resigned from the company with his last day as an executive vice president and chief financial officer being August 30, 2024 and had no outstanding awards as of year-end.
Option Exercises and Stock Vested in 2024
The following table sets forth information regarding the exercise of options and vesting or RSUs held by our NEOs during the fiscal year ended December 31, 2024.

	Options Exercised		Stock Awards vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
George P. Sakellaris	—	—	4,918	141,393
Mark A. Chiplock	3,000	74,850	554	15,928
Michael T. Bakas	5,750	111,733	590	16,963
Nicole A. Bulgarino	—	—	590	16,963
Louis P. Maltezos	—	—	442	12,708
Spencer Doran Hole*	26,000	351,462	295	6,269

(1) Calculated using the actual proceeds of same-day sales or, if no same-day sale occurred, the closing market price of our class A common stock on the exercise date.
(2) The value realized upon vesting has been calculated by multiplying the gross number of shares acquired on vesting by the closing stock price as reported on the NYSE of our Class A common stock on the vesting date. Therefore, the amounts shown in this column do not represent the actual amounts paid to or realized by the NEO during fiscal 2024.
*Mr. Hole resigned from the company with his last day as an executive vice president and chief financial officer being August 30, 2024.
Potential Payments Upon Termination or Change of Control
We have no severance agreements with any of our NEOs.
Neither our 2010 stock incentive plan or our 2020 stock incentive plan provide for acceleration of options in connection with any termination events, including retirement, resignation, severance or constructive termination. Accordingly, there are no potential payments in respect of termination to report for any of our NEOs.
Pay Ratio
Under Item 402(u) of Regulation S-K under the Exchange Act, we are required to disclose the annual total compensation paid to our median paid employee, the annual total compensation paid to our CEO, and the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our CEO.

In 2024, the total annual compensation of Mr. Sakellaris, our president and chief executive officer, was $1,548,705 (as shown in the Summary Compensation Table included in this Proxy Statement). The total annual compensation of the median employee was $109,226. The total annual compensation of our chief executive officer to the total annual compensation of the median employee was approximately 14 to 1.

Under the pay ratio rule, certain public companies are required to identify its median employee only once every three years as long as during the last prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. For 2024, we reevaluated the identification of our median employee. We identified the median employee by examining compensation information derived from payroll records for all employees, excluding Mr. Sakellaris, who were employed by us on December 31, 2024. As of such date, we employed approximately 1,500 people in the United States, Canada, the United Kingdom and Italy. All employees were included, whether employed on a full-time, part-time, temporary or seasonal basis, using the definition of employee under the U.S. Internal Revenue Code, or similar laws in the country where the individual was employed. In identifying the median employee, we utilized annualized cash compensation for the 12-month period ending December 31, 2024 as the consistently applied compensation measure, including as base salary or wages, bonus and incentive payments annualized for that period. For non-U.S. employees, we used the exchange rate as of December 31, 2024.

To determine the annual total compensation of Mr. Sakellaris, we used the amount reported in the “Total” column of the Summary Compensation Table in this Proxy Statement, which includes salary, option awards, bonus and all other compensation. The median employee’s total annual compensation for 2024 was calculated in accordance with the same requirements applicable to the chief executive officer’s compensation as reported in the Summary Compensation Table and that number was used to calculate the ratio of the chief executive officer’s pay to that of the median employee.
The SEC rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making the determination as to who is the median employee and do not mandate that each company use the same method. We believe that the pay ratio information above is a reasonable estimate calculated in a manner consistent with the SEC rules. However, the total annual compensation of our median employee is unique to that person and is not necessarily a good indicator of the total annual compensation of any of our other employees, and it is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the chief executive officer’s total annual compensation to that of the median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.
PAY VERSUS PERFORMANCE

The compensation committee considers a mix of cash and equity awards over both the short-term and long-term as a critical balance in reinforcing Ameresco’s commitment to performance alignment. Our compensation programs are focused on objective corporate performance measures and individual performance.
In accordance with SEC rules, we are providing the below disclosure regarding certain executive compensation disclosure for our principal executive officer and our other NEOs (“Non-PEO NEOs;”) and certain financial performance measures for the fiscal years listed below, as well as the relationship of the “compensation actually paid” (“CAP”) to those financial performance measures. The SEC-defined CAP data set forth in the table below does not reflect amounts actually realized by our NEOs. A significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. As described in detail in the “Compensation Discussion and Analysis” section above, our performance equity awards are subject to multi-year performance conditions tied to performance metrics and all our equity awards are subject to time vesting conditions. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest.

Pay vs. Performance Disclosure
					Value of Fixed $100 Investment Based On:
Year	Summary Compensation Table for PEO ($)(1)	Compensation actually paid to PEO($)(2)	Average Summary Compensation Table Total Average for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Ameresco Total Shareholder Return($)(4)	NASDAQ Clean Edge Total Shareholder Return ($)(4)	Net Income($)	Adjusted EBITDA ($)(5)
2024	1,548,705	656,559	1,290,151	948,927	134	142	53,940,000	225,341,000
2023	1,970,680	(5,388,947)	525,708	(691,965)	181	175	63,904,000	162,990,000
2022	6,498,550	(5,736,611)	1,332,144	(741,181)	327	194	98,549,000	204,512,000
2021	7,046,400	36,700,813	1,297,940	5,164,423	465	277	80,191,000	152,715,000
2020	1,469,973	4,286,201	657,195	2,108,713	299	285	56,922,000	117,877,000

Notes
(1) Our PEO was George Sakellaris for all years in the table. Our non-PEO NEOs for 2020 were Spencer Hole, Michael Bakas, Nicole Bulgarino, and David Corrsin. Our non-PEO NEOs for 2021, 2022, and 2023 were Spencer Hole, Michael Bakas, Nicole Bulgarino, and Britta MacIntosh. Our non-PEO NEOs for 2024 were Spencer Hole, Michael Bakas, Nicole Bulgarino, Mark Chiplock, and Lou Maltezos.
(2) The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO in 2024, 2023, 2022, 2021 and 2020. The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP amounts from the Summary Compensation Table amounts. The Summary Compensation Table amounts and the CAP amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Equity compensation fair value was calculated based on assumptions determined in accordance with FASB ASC Topic 718. Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the Summary Compensation Table Amounts.

PEO Compensation Actually Paid Detail
	Compensation Actually Paid Detail
Compensation Element	2020($)	2021($)	2022($)	2023($)	2024($)
Summary Compensation Table (SCT) Reported Total Compensation	1,469,973	7,046,400	6,498,550	1,970,680	1,548,705
Aggregate SCT Reported Equity Compensation (-)	—	(5,233,075)	(5,043,613)	(424,467)	—
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	—	12,229,652	3,308,244	233,630	—
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	2,842,726	22,831,678	(4,451,061)	(6,491,933)	(391,335)
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	—	—	—	115,005	—
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)	(26,498)	(173,842)	(6,048,731)	(791,862)	(500,811)
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	—	—	—	—	—
Compensation Actually Paid Determination	4,286,201	36,700,813	(5,736,611)	(5,388,947)	656,559

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO NEOs in 2024, 2023, 2022, 2021 and 2020. The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP amounts from the Summary Compensation Table Amounts. The Summary Compensation Table amounts and the CAP amounts do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Equity compensation fair value was calculated based on assumptions determined in accordance with FASB ASC Topic 718. Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the Summary Compensation Table Amounts.

Average Non-PEO NEOs Compensation Actually Paid Detail
	Compensation Actually Paid Detail
Compensation Element	2020($)	2021($)	2022($)	2023($)	2024($)
Summary Compensation Table (SCT) Reported Total Compensation	657,195	1,297,940	1,332,144	525,708	1,290,151
Aggregate SCT Reported Equity Compensation (-)	(169,236)	(761,219)	(879,966)	(50,917)	(805,848)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	586,026	1,622,442	696,792	28,028	651,907
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	985,989	2,990,380	(969,267)	(1,063,898)	(82,877)
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	—	—	—	13,791	—
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)	48,739	14,880	(920,884)	(144,677)	(84,501)
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	—	—	—	—	(19,905)
Compensation Actually Paid Determination	2,108,713	5,164,423	(741,181)	(691,965)	948,927

(4)	Cumulative total shareholder return (TSR) calculated based on an assumed $100 investment as of December 31, 2019. The peer group TSR reflects the TSR of the NASDAQ Clean Edge Green Energy Index.
(5)	Adjusted EBITDA is defined as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before provision (benefit from) income tax provisions, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity.

Performance Metrics to Link Executive Compensation Actually Paid with Company Performance
The following table presents the most important financial measures that we used to link compensation actually paid with Ameresco performance during the most recently completed fiscal year:

Revenue
Adjusted EBITDA
Business Development - Sales and Awards (Project Sales, Distributed Generation EPC/PPA Sales, Project Solution Awards)
Energy Assets Placed into Operation

Relationship Between Pay vs. Performance
The following charts show the relationship of the CAP amounts for our PEO and Non-PEO NEOs as compared to Ameresco’s total shareholder return, the Nasdaq Clean Edge Green Energy Index total shareholder return, net income, and adjusted EBITDA over the last five completed fiscal years.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
$40m
$35m
$30m
$25m
$20m
$15m
$10m
$5m
$0m
($5)m
($10)m
2020
2021
2022
2023
2024
$500
$450
$400
$350
$300
$250
$200
$150
$100
Total Shareholder Return
(Value of Fixed $100 Investment)
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
Ameresco Inc Total Shareholder Return
Nasdaq Clean Edge Green Energy Index Total Shareholder Return

See the “Compensation Discussion & Analysis” above and published in our historical proxy statements for additional detail on executive compensation actions. Note, the value ultimately realized by our executive officers is subject to significant variation over time (e.g., forfeiture of unvested awards prior to vesting, variation in stock price prior to award monetization).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
Since January 1, 2024, we have engaged in the following transactions with our directors, executive officers and holders of more than five percent of any class of our voting securities, and affiliates of our directors, executive officers and holders of more than five percent of any class of our voting securities, in which the amounts involved exceeded $120,000:
•We have entered into customary indemnification agreements with all of our directors.
•We employ Rebecca P. McIntyre, the spouse of David J. Corrsin, our Executive Vice President and General Counsel, as Associate General Counsel. In fiscal year 2024, we paid Ms. McIntyre a total of $338,362 in base salary and granted Ms. McIntyre RSUs with a value at the date of grant of $4,226 and options with a grant date value of $126,853. In addition, Ms. McIntyre received other benefits on the same terms available to all other employees of our company. Ms. McIntyre’s employment was approved by the Audit Committee when she joined our company in 2017 and reviewed and affirmed annually thereafter. We believe that this transaction was made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy for the review of any transaction, arrangement or relationship in which we are a participant and one of our executive officers, directors, director nominees or five percent stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest. In addition, the policy requires review of the employment of any immediate family member of a related person unless (a) such person is not being employed in a management or sensitive control function and (b) the annual salary of such person does not exceed $50,000.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee prior to the effectiveness of the transaction. The policy also provides that any related person transaction that has not been reviewed by the audit committee, may, if appropriate, be reviewed, and in the audit committee’s discretion be ratified by the audit committee at its next meeting. Any related person transactions previously approved by the audit committee or otherwise already existing that are ongoing in nature will be reviewed annually, or more frequently if the audit committee determines such review to be necessary.
The audit committee will review all relevant information available to it about the related person transaction and may approve or ratify it only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Ameresco’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.
ADDITIONAL INFORMATION
Stockholder Proposals
Stockholder proposals, including information about a proposed director candidate, submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at our 2026 annual meeting of stockholders must be received by our Secretary at the address noted below no later than December 25, 2025 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. However, if the 2026 annual meeting of stockholders is called for a date that is not within 30 days before or after June 4, 2026, then we must receive your stockholder proposal or information about your proposed director candidate at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2026 annual meeting of stockholders.

If you wish to present a proposal at the 2026 annual meeting of stockholders, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must give written notice at the address noted below. The required notice must be in writing and must otherwise meet the requirements set forth in our bylaws (including providing the information required by Rule 14a-19 under the Exchange Act). We must receive this required notice by March 6, 2026 (90 days from the anniversary of the 2025 annual meeting), but no sooner than February 4, 2026 (120 days from the anniversary of the 2025 annual meeting). However, if the date of the 2026 annual meeting of stockholders is held before May 5, 2026 or after August 3, 2026, we must receive the stockholder’s notice not earlier than the close of business on the 120th day before the 2026 annual meeting of stockholders and not later than the close of business on the later of (1)

the 90th day before the 2026 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made, whether by mail or public disclosure.

All stockholder proposals for our 2026 annual meeting of stockholders should be sent to the Secretary, Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701.
Other Stockholder Communications
Generally, stockholders who have questions or concerns should contact our Investor Relations department at (508) 598-3003 or via the form at https://www.ameresco.com/contact-us/. However, stockholders who wish to communicate directly with our board of directors, or any individual director, should direct questions in writing to the Secretary, Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701. See “Corporate Governance—Communicating with our Board of Directors” for more information about communicating with our board of directors.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report, the contents of www.ameresco.com, including the charters of the committees of our board of directors, corporate governance guidelines, the Audit Committee Report and code of business conduct and ethics, included or referenced in this proxy statement shall not be incorporated by reference into any such filings.
Householding of Annual Meeting Materials
Some broker, bank or other agents may participate in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of the Notice our proxy statement and annual report may have been sent to multiple stockholders in your household. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other agent. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker, bank or other agent.
In addition, we will promptly deliver, upon written or oral request to Investor Relations, Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701, (508) 598-3003, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

APPENDIX 1
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
AMERESCO, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Ameresco, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The date of the filing of the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware was executed as of July 27, 2010 (the “Restated Certificate of Incorporation”). Pursuant to Section 242 of the DGCL, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Restated Certificate of Incorporation.

2. This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3. That upon effectiveness of this Certificate of Amendment, Article Seventh of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
“ARTICLE SEVENTH
To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer. No amendment, repeal or elimination of this provision shall apply to or have any effect on its application with respect to any act or omission of a director or officer occurring before such amendment, repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

4. All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___ day of ______, 2025.

Ameresco, Inc.

By: ____________________________________
Name:
Title:

AMERESCO
Green • Clean • Sustainable

AMERESCO, INC. (AMRC)
111 SPEEN STREET
SUITE 410
FRAMINGHAM, MA 01701
ATTN: NINA ANDERSSON-WILLARD

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 3, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AMRC2025
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Elect two (2) directors to the Ameresco, Inc. Board of Directors for a three-year term or until their successors are elected and qualified.

Nominees	For	Withhold
1a. Jennifer Miller	☐	☐
1b. Nickolas Stavropoulos	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of RSM US LLP as Ameresco's independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐
3. To approve an amendment to Ameresco's restated certificate of incorporation to limit the liability of certain officers in Certain circumstances as permitted pursuant to amendments to Delaware law.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000663895_1 R1.0.0.2